SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 23, 2015

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28-8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 16, 2014, we filed a Current Report on Form 8-K (the “Form 8-K”) to disclose the resignation of Mr. Bo Tan from the Board of Tianyin Pharmaceutical Co., Inc. (the “Company”) as an Independent Director and Chairman of the Company’s Audit, Compensation and Nominating Committee, effective on September 30, 2014. We subsequently amended the Form 8-K to disclose that on October 24, 2014, Mr. Tan and the Board of the Company mutually agreed to the temporary reappointment of Mr. Tan as an Independent Director and Chairman of the Company’s Audit, Compensation and Nominating Committees until the Company has found and appointed a replacement for Mr. Tan.

On January 23, 2015, Mr. Tan tendered his resignation from all the positions with the Company. Mr. Tan’s resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices. On the same day, the Company’s Board accepted Mr. Tan’s resignation and approved the appointment of Prof. Jianping Hou to be Mr. Tan’s replacement as Chairman of the Company’s Audit, Compensation and Nominating Committees. The Board also appointed Mr. Yong Zhan as an Independent Director of the Company.

Prof. Hou is currently on the Company’s Board as an Independent Director. Prof. Hou is also currently a graduate school faculty advisor at Shaanxi University of Traditional Chinese Medicine, as well as Executive Director at Shaanxi Pharmacological Society and the Clinical Pharmacology Committee of Shaanxi Pharmaceutical Association. Prof. Hou is a CFDA expert review committee member for new drugs and health food products.  He has also held various senior management positions at Sizhuang Research Institute of Nutraceutics, Xikang Pharmaceutical Co., Ltd. and Sizhuang Pharmaceutical Co., Ltd. Dr. Hou provides both scientific and drug development expertise to the board of TPI. He earned his Ph.D. degree in Pharmacology of Traditional Chinese Medicine from Beijing University, where he also completed an EMBA training program for top pharmaceutical executives at Beijing University. Prof. Hou does not have any familial relationship with any of our other executive officers or directors.

Prof. Hou is deemed a “financial expert”, as that term is defined in Item 407 of Regulation S-K and the Board has determined that Prof. Hou is independent, as that term is defined in Section 121 of the NYSE Mkt Listing Standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Board has determined that Mr. Zhan is independent, as that term is defined in Section 121 of the NYSE Mkt Listing Standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Mr. Yong Zhan is a multifaceted entrepreneur involved in various industries. He has also been an operational expert in China’s pharmaceutical and medical device industry for the past 20 years. He is the founder, CEO and Chairman of a pharmaceutical distribution company with offices in Fuzhou and Shanghai. He has also previously held key positions at Kelun Pharmaceutical, a world’s leading producer of intravenous solution products and other large pharmaceutical enterprises. Mr. Zhan graduated from Northwestern University at Xi’an, China majoring Microbiology.

We are currently negotiating the terms of Mr. Zhan’s director agreement, and will file a copy of the agreement when it becomes available.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

Dated: January 28, 2015	By:	/s/ Guoqing Jiang
Name: Dr. Guoqing Jiang
Title: Chief Executive Officer

3